Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors of SIRVA, Inc., a Delaware corporation (the “Corporation”), hereby constitutes and appoints Robert W. Tieken and Eryk J. Spytek and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) for the registration of shares of the Corporation’s common stock, par value $.01 per share, in connection with the SIRVA, Inc. Amended and Restated Omnibus Stock Incentive Plan, and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Corporation to comply with the Securities Act, the rules, regulations and requirements of the Commission in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done to the end that such Registration Statement shall comply with the Securities Act, and the applicable Rules and Regulations of the Commission adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 25th day of September 2007.

/s/ Robert W. Tieken	/s/ Peter H. Kamin
Robert W. Tieken	Peter H. Kamin

/s/ Kelly J. Barlow	/s/ Jeremy Mackenzie
Kelly J. Barlow	General Sir Jeremy Mackenzie

/s/ Frederic F. Brace	/s/ John R. Miller
Frederic F. Brace	John R. Miller

/s/ Robert J. Dellinger	/s/ Joseph A. Smialowski
Robert J. Dellinger	Joseph A. Smialowski

/s/ Thomas E. Ireland
Thomas E. Ireland